UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2011

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 6, 2011, Meru Networks, Inc. (“Meru”) issued a press release announcing certain preliminary results for the three months ended September 30, 2011 and certain other information. A copy of the press release is furnished herewith as Exhibit 99.01.

The information in Item 2.02 of this Current Report, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 shall not be incorporated by reference in any registration statement or other document filed by Meru with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Transition of Ihab Abu-Hakima

On October 3, 2011, Ihab Abu-Hakima informed Meru of his determination to resign as Chief Executive Officer, effective the earlier of (a) March 31, 2012, or (b) the date that is 30 days after the date on which a new Chief Executive Officer of Meru is appointed and commences work in that capacity (the date of such earlier event, the “Planned Termination Date”), the potential for which Mr. Abu-Hakima had been discussing with Meru’s Board of Directors (the “Board”). The Board has initiated a search for a new Chief Executive Officer. In connection with the planned transition of Mr. Abu-Hakima and his continued service during the transition period, the Company and Mr. Abu-Hakima entered into transitional employment agreement (the “Transitional Employment Agreement”). Under the Transitional Employment Agreement,

•	during such continued service Mr. Abu-Hakima shall be entitled to:

•	continue to be paid at his current base salary rate of $364,000 per annum and continue to accrue vacation;

•

receipt of his 2011 bonus, to the extent earned in accordance with the existing bonus program, though irrespective of whether Mr. Abu-Hakima’s service has terminated prior to payment (other than a voluntary termination by Mr. Abu-Hakima prior to the Planned Termination Date) and a prorated bonus (crediting service through March 31, 2012) based on Meru’s final year end performance under the bonus plan in effect during such service, which prorated 2012 bonus will be paid (to the extent earned) at the same time bonuses for 2012 performance are paid to Meru’s other executives;

•

continue to vest his equity incentives in accordance with their terms, provided that if the start of a new Chief Executive Officer is prior to March 31, 2012, such vesting will be thru March 31, 2012 (and with the post-termination exercise period to begin March 31, 2012); and

•	upon termination be entitled to:

•	continuation of his base salary for an additional 12 months beginning April 1, 2012;

•

a lump sum cash retention bonus equal to (i) the unpaid portion (if any) of Mr. Abu-Hakima’s base salary through March 31, 2012, plus (ii) an additional 6 months of his then-current base salary, plus (iii) $1,000,000; and

•

continuation of Meru employee benefits through March 31, 2012, and (a) continuation of Meru’s health insurance benefits until the earlier of: (i) the end of 18 months, or (ii) the date the Mr. Abu-Hakima or Mr. Abu-Hakima’s eligible dependents become covered under another employer group health plan; or, upon the election of Mr. Abu-Hakima, (b) Meru-paid premiums for COBRA continuation coverage for up to 18 months after the date of termination.

The foregoing is subject to a Section 409A savings clause as well as (i) a release of Meru by Mr. Abu-Hakima for all claims (other than for payment of the foregoing and his existing indemnification), (ii) Mr. Abu-Hakima’s compliance with customary non-solicitation covenants for 12 months post-termination and continued observance of his obligations to Meru under his current proprietary information and inventions agreement, (iii) Mr. Abu-Hakima’s compliance with customary non-disparagement covenants for 12 months post-termination and (iv) Mr. Abu-Hakima’s resignation as a director effective upon the appointment of a new Chief Executive Officer subject to acceptance by the Board (and resignation from any other positions with Meru and its subsidiaries).

The Transitional Employment Agreement supersedes Mr. Abu-Hakima’s existing change of control and severance arrangement.

The foregoing is a summary of the Transitional Employment Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Transitional Employment Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Barry Newman as Vice Chairman of the Board; additional compensation for William Quigley and Barry Newman

Effective on October 3, 2011, Barry Newman was appointed to serve as Vice Chairman of the Board and William Quigley, in his position as Chairman of the Board, will take a more active role in his capacity as Chairman, in each case, during the transition of Mr. Abu-Hakima as the Company’s Chief Executive Officer.

Cash Compensation and Expenses. For service in the capacity of Chairman and Vice Chairman with the role contemplated by the Board during the transition period, each of Messrs. Quigley and Newman, respectively, will receive $2,000 per week for each week of service (including any partial week). The Company shall also reimburse each of Messrs. Quigley and Newman for approved reasonable and customary out-of-pocket expenses incurred in connection with his services as Chairman and Vice Chairman, respectively, including travel and lodging expenses. Each of Messrs. Quigley and Newman will also be continue to be entitled to receive any retainer, meeting fees, or other cash payments in consideration of his service on the Board that is otherwise payable to outside directors under his existing compensation for his role(s) on the Board and its committees for 2011 and 2012 (assuming continued Board service). Messrs. Quigley and Newman will not be entitled to elect to receive an equity grant in lieu of such cash payment.

Equity Compensation. For service in the capacity of Chairman and Vice Chairman with the role contemplated by the Board during the transition period, on October 5, 2011, each of Messrs. Quigley and Newman, respectively, were granted an option to purchase 17,500 shares of common stock of the Company (the “Option”) under the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”) at the fair market value of the Company’s common stock on the date of grant. The Option will vest as to 1/12th of the total shares subject to the Option on each monthly anniversary of the date of grant, subject to the continued service of each of Messrs. Quigley and Newman as Chairman and Vice Chairman, respectively, with the role contemplated by the Board on each such date. Notwithstanding the foregoing, (i) in the event that the transition period terminates or Messrs. Quigley or Newman relinquishes his position as Chairman or Vice Chairman, respectively, at the request of the Board prior to the six-month anniversary of his appointment, then such number of shares subject to the Option held by such person that would have vested had Messrs. Quigley or Newman remained Chairman or Vice Chairman, respectively, through the six-month anniversary of the date of grant shall immediately vest, and the remaining unvested shares subject to the Option shall not vest and the Option terminate with respect to such unvested shares, and (ii) in the event that the transition period terminates or Messrs. Quigley or Newman relinquishes his position as Chairman or Vice Chairman, respectively, at the request of the Board after the six-month anniversary of his appointment, then such number of shares subject to the Option that would have vested had Messrs. Quigley or Newman remained Chairman or Vice Chairman, respectively, during the entire month of such relinquishment shall immediately vest (e.g., if he relinquishes his position halfway through the eighth month of service, he will be vested as to 8/12ths of the shares subject to the Option), and the remaining unvested shares subject to the Option shall not vest and the Option terminate with respect to such unvested shares. If there is a Change in Control (as defined in the Plan), the Option will vest in full upon such Change of Control. Messrs. Quigley and Newman will also be entitled to any annual equity grant that is provided to the Board’s outside directors for 2011 and 2012 (assuming continued Board service at the time of grant).

(e)

The information set forth above under Item 5.02(b) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Transitional Employment Agreement, dated October 3, 2011, between Ihab Abu-Hakima and Meru Networks, Inc.

99.01	Press release, dated as of October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: October 6, 2011	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Transitional Employment Agreement, dated October 3, 2011, between Ihab Abu-Hakima and Meru Networks, Inc.

99.01	Press release, dated as of October 6, 2011.